Exhibit 99.B(h)(1)(iii)

AMENDED SCHEDULE A

SERIES OF ING PARTNERS, INC.

ING American Century Large Company Value Portfolio

ING American Century Small-Mid Cap Value Portfolio

ING Baron Asset Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value II Portfolio

ING Davis Venture Value Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

ING Fidelity® VIP Growth Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Fundamental Research Portfolio

ING JPMorgan International Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Legg Mason Partners Aggressive Growth Portfolio

ING Legg Mason Partners Large Cap Growth Portfolio

ING Lord Abbett U.S. Government Securities Portfolio

ING Neuberger Berman Partners Portfolio

ING Neuberger Berman Regency Portfolio

ING OpCap Balanced Value Portfolio

ING Oppenheimer Global Portfolio

ING Oppenheimer Strategic Income Portfolio

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING Solution 2015 Portfolio

ING Solution 2025 Portfolio

ING Solution 2035 Portfolio

ING Solution 2045 Portfolio

ING Solution Growth and Income Portfolio

ING Solution Growth Portfolio

ING Solution Income Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

ING UBS U.S. Small Cap Growth Portfolio

ING Van Kampen Comstock Portfolio

ING Van Kampen Equity and Income Portfolio

AMENDED SCHEDULE B

ADMINISTRATIVE SERVICES FEES

SERIES	FEES

ING American Century Large Company Value Portfolio	0.20%

ING American Century Small-Mid Cap Value Portfolio	0.25%

ING Baron Asset Portfolio	0.10%

ING Baron Small Cap Growth Portfolio	0.23%

ING Columbia Small Cap Value II Portfolio	0.10%

ING Davis Venture Value Portfolio	0.10%

ING Fidelity® VIP Contrafund® Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Equity-Income Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Growth Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Mid Cap Portfolio	0.05% while Series invested in Master 0.17% for Stand-alone Series

ING Fundamental Research Portfolio	0.20%

ING JPMorgan International Portfolio	0.20%

ING JPMorgan Mid Cap Value Portfolio	0.25%

ING Legg Mason Partners Aggressive Growth Portfolio	0.13%

ING Legg Mason Partners Large Cap Growth Portfolio	0.20%

ING Lord Abbett U.S. Government Securities Portfolio	0.10%

ING Neuberger Berman Partners Portfolio	0.10%

ING Neuberger Berman Regency Portfolio	0.10%

ING OpCap Balanced Value Portfolio	0.20%

ING Oppenheimer Global Portfolio	0.06%

SERIES	FEES

ING Oppenheimer Strategic Income Portfolio	0.04%

ING PIMCO Total Return Portfolio	0.25% on first $250 million 0.10% on next $100 million 0.05% on next $100 million 0.03% thereafter

ING Pioneer High Yield Portfolio	0.10%

ING Solution 2015 Portfolio	0.02%

ING Solution 2025 Portfolio	0.02%

ING Solution 2035 Portfolio	0.02%

ING Solution 2045 Portfolio	0.02%

ING Solution Growth and Income Portfolio	0.02%

ING Solution Growth Portfolio	0.02%

ING Solution Income Portfolio	0.02%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.02%

ING T. Rowe Price Growth Equity Portfolio	0.15%

ING Templeton Foreign Equity Portfolio	0.10%

ING Thornburg Value Portfolio	0.25%

ING UBS U.S. Large Cap Equity Portfolio	0.15%

ING UBS U.S. Small Cap Growth Portfolio	0.10%

ING Van Kampen Comstock Portfolio	0.25% on first $1.1 billion 0.20% thereafter

ING Van Kampen Equity and Income Portfolio	0.02%